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                                                                    EXHIBIT 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

    We consent to the use in this Registration Statement of WJ Communications, Inc. on Form S-1 of our report dated January 31, 2000, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 31, 2000 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

    We also consent to the reference to us under the headings "Changes in Independent Auditors" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Jose, California
June 2, 2000